UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 19, 2014

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 19, 2014, Arthur J. Gallagher & Co., through its subsidiary, 8276323 Canada Inc. (together, “Gallagher”), entered into a Share Purchase Agreement (the “Agreement”) with Roins Financial Services Limited (the “Seller”), to acquire Noraxis Capital Corporation (“Noraxis”). At closing, Gallagher will effectively receive approximately 87% of the equity of Noraxis (the “Acquisition”) for net cash consideration of approximately C$422 million, or approximately $388 million (the “Purchase Price”). The remaining 13% of Noraxis will be held by various management employees of Noraxis. Noraxis is an insurance brokerage firm operating out of 23 offices throughout Canada, with over 650 employees. Other than with respect to the Acquisition and the continuing ownership interest held by various management employees of Noraxis, there is no material relationship between Gallagher and the Seller. Gallagher expects to fund the Purchase Price using mostly additional long-term borrowings and borrowings on its revolving credit facility portion of its unsecured multicurrency credit agreement.

The Agreement includes customary representations, warranties and/or covenants with respect to matters such as operation of the acquired business, regulatory compliance, litigation and taxes. The liability of the Seller to indemnify Gallagher for breaches of representations, warranties and/or covenants under the Agreement is limited to various caps as set forth in the Agreement. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed with this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety.

Item 7.01.	Regulation FD Disclosure.

On May 19, 2014, Gallagher issued a press release announcing the Acquisition. A copy of the press release announcing the Acquisition is furnished herewith as Exhibit 99.1, and is incorporated herein by reference. The press release refers to a webcast conference call regarding the Acquisition and an accompanying slide presentation, which is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

2.1	Share Purchase Agreement, dated as of May 19, 2014, by and among Gallagher, the Seller and Noraxis.

99.1	Press release, dated May 19, 2014, issued by Gallagher regarding the Acquisition.

99.2	Slide presentation regarding the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: May 19, 2014	/s/ Walter D. Bay
Walter D. Bay
Vice President, General Counsel and Secretary